Exhibit 5.1

June 26, 2025

GeoVax Labs, Inc.
1900 Lake Park Dr. Suite 380
Smyrna, Georgia 30080

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as securities counsel to GeoVax Labs, Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (the “Registration Statement”), and the related prospectus contained therein (the “Prospectus”), which relates to the offering of (i) up to 8,333,334 common units (the “Common Units”), consisting of (A) 8,333,334 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and (B) common warrants (the “Common Warrants”) to purchase up to 16,666,668 shares of Common Stock (the “Common Warrant Shares”), and (ii) up to 8,333,334 pre-funded units (the “Pre-Funded Units” and, together with the Common Units, the “Units”), consisting of (A) pre-funded warrants (the “Pre-Funded Warrants” and, together with the Common Warrants, the “Warrants”) to purchase up to 8,333,334 shares of Common Stock (the “Pre-Funded Warrant Shares” and, together with the Common Warrant Shares, the “Warrant Shares” and, collectively with the Units, the Shares, the Warrants and the Common Warrant Shares, the “Securities”) and (B) Common Warrants to purchase up to 16,666,668 shares of Common Stock.

We have examined the Registration Statement and Prospectus that forms a part thereof related to the offering of the Securities. We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s certificate of incorporation and bylaws, each as amended to date, and minutes and records of the corporate proceedings of the Company relating to the filing of the Registration Statement and the issuance of the Securities, as provided to us by the Company, certificates of public officials and of representatives of the Company, and statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In rendering this opinion, we have relied upon certificates of public officials and representatives of the Company with respect to the accuracy of the factual matters contained in such certificates.

In connection with such examination, we have assumed (a) the genuineness of all signatures and the legal capacity of all signatories; (b) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (c) the proper issuance and accuracy of certificates of public officials and representatives of the Company.

Based on and subject to the foregoing, and having regard for such legal considerations as we deem relevant, it is our opinion that:

(i)

the Units have been duly authorized by all necessary corporate action on the part of the Company, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and Prospectus, the Units will be validly issued, fully paid and non-assessable;

(ii)

the Shares have been duly authorized by all necessary corporate action on the part of the Company, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and Prospectus, the Shares will be validly issued, fully paid and non-assessable;

GeoVax Labs, Inc.
June 25, 2025

(iii)

when the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor in the manner contemplated by the Registration Statement and Prospectus, the Warrants will constitute valid and legally binding obligation of the Company enforceable against the Company in accordance with their terms; and

(iv)

the Warrant Shares when issued and delivered against payment therefor upon the exercise of the Warrants in accordance with their terms, the shares will be duly authorized, validly issued, fully paid and non-assessable.

This opinion is limited to the General Corporation Law of the State of Delaware (the “DGCL”) and applicable provisions of the Delaware Constitution, in each case as currently in effect, and reported judicial decisions as of the date of this opinion that interpret the DGCL and such provisions of the Delaware Constitution, as currently in effect, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose except that purchasers of the Company’s Units, Shares and Warrants offered pursuant to the Registration Statement may rely on this opinion to the same extent as if it were addressed to them.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to any reference to the name of our firm in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

Womble Bond Dickinson (US) LLP